UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 103

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Outdoor Channel Holdings, Inc. (the “Company”) has learned that Comcast Cable (“Comcast”) sent notices to its subscribers in the greater Chicago, Illinois area stating that it plans to move Outdoor Channel from its second most highly penetrated digital package to a sports tier consisting of a variety of other networks, many of whom are independent (i.e. not affiliated with any distributor), as of June 27, 2007.  If this move is made, a Comcast subscriber in the Chicago area wishing to continue viewing Outdoor Channel will be required to pay Comcast an additional $4.95 per month.

Cable and satellite operators make such changes to their channel lineups from time to time.  As previously described in the Company’s risk factors in its filings with the Securities and Exchange Commission, the Company’s current agreement with Comcast does not require that Outdoor Channel be offered to all subscribers of, or any tiers offered by, Comcast.  However, the Company notes that those networks controlled by Comcast, such as The Golf Channel and Versus, are not being moved to such sports tier.

The Company is unable to predict the potential decrease in the total number of Outdoor Channel subscribers that may result from this planned change.  Based on the Company’s best estimates, the number of Outdoor Channel subscribers could decrease by a maximum of approximately 500,000 if none of the current subscribers agree to pay the increased fee.  However, if the sports tier is perceived to be valuable by the Comcast subscribers, many may agree to pay the extra monthly fee to Comcast and the actual decrease in the number of Outdoor Channel subscribers would then be less.   In addition, current Comcast subscribers may choose to switch to another provider of television programming that carries Outdoor Channel in a more affordable, broadly penetrated package and this too would reduce the loss of Outdoor Channel’s total number of subscribers.

Statements in this report that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, our expectations, beliefs and intentions regarding the future carriage of Outdoor Channel by Comcast or any distributor. The Company’s actual results could differ materially from those discussed in any forward-looking statements. The Company intends that such forward-looking statements be subject to the safe- harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the company’s ability to grow the subscriber base of Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) service providers discontinuing or refraining from carrying Outdoor Channel; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

By:	/s/ Thomas E. Hornish
Thomas E. Hornish
Chief Operating Officer and General Counsel

Date:  June 14, 2007